Tidal Trust II 485BPOS

Ex-99.(h)(viii)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned Trustees of Tidal Trust II (the “Trust”) hereby appoint Eric W. Falkeis, Michael Pellegrino and Aaron Perkovich, each an officer of the Trust, with power of substitution or resubstitution, his true and lawful attorney-in-fact and agent (an “Attorney-in-Fact”) with the power and authority to do any and all acts and things and to execute any and all instruments which said Attorney-in-Fact may deem necessary or advisable in furtherance of the business and affairs of the Trust and relating to compliance by the Trust with the Investment Company Act of 1940, as amended, the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (hereafter “Acts”), and any rules, regulations or requirements of the U.S. Securities and Exchange Commission (hereafter “SEC”) in respect thereof, filing by the Trust of any and all Registration Statements on Form N-14 or Form N-1A pursuant to the Acts and any amendments thereto, including applications for exemptive orders, rulings or filings of proxy materials (together “SEC filings”), signing in the name and on behalf of the undersigned as a Trustee of the Trust any and all such SEC filings, and the undersigned does hereby ratify and confirm all that said Attorney-in-Fact shall do or cause to be done by virtue thereof.

The undersigned Trustees hereby execute this Power of Attorney as of the 1st day of January 2026.

/s/ Michelle McDonough

Michelle McDonough

/s/ David Norris

David Norris

/s/ Javier Marquina

Javier Marquina

/s/ Domenick Pugliese

Domenick Pugliese